EXHIBIT 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, First American Scientific Corp. and to the reference to my firm under the subcaption "Opinion of Counsel."

DATED this 15th day of January, 2003.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak